Exhibit (e)

Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1)  That it previously had filed a registration statement on Form F-6 (File No. 333-236014) which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 registration statement; and

(2)  That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

Deutsche Bank Trust Company Americas, solely in its capacity as Depositary

By:	/s/ Michael Fitzpatrick
	Name:	Michael Fitzpatrick
	Title:	Vice President

By:	/s/ Jeff Margolick
Name:	Jeff Margolick
Title:	Director